Exhibit 1.01

Conflict Minerals Report

Introduction

Our subsidiaries manufacture, market and sell various specialty chemical product lines, including high-quality specialty paints, infrastructure rehab and repair products, protective coatings, roofing systems, sealants and adhesives, focusing on the maintenance and improvement needs of the industrial, specialty and consumer markets. Our family of products includes those marketed under brand names such as API, Betumat, Carboline, CAVE, DAP, Day-Glo, Dri-Eaz, Dryvit, Ekspan, Euclid, EUCO, Fibergrate, Fibergrid, Fibercrete, Flecto, Flowcrete, Grupo PV, Hummervoll, illbruck, Key Resin, Mohawk, Prime Resins, Rust-Oleum, Specialty Polymer Coatings, Stonhard, TCI, Toxement, Tremco, Tuf-Strand, Universal Sealants, Viapol, Watco and Zinsser. As of May 31, 2018, our subsidiaries marketed products in approximately 166 countries and territories and operate manufacturing facilities in approximately 145 locations in the United States, Argentina, Australia, Belgium, Brazil, Canada, Chile, China, Colombia, France, Germany, India, Italy, Malaysia, Mexico, The Netherlands, New Zealand, Norway, Poland, South Africa, South Korea, Spain, Sweden, Turkey, the United Arab Emirates and the United Kingdom.

After evaluating our diverse product lines, we have determined that the products we manufacture that may contain conflict minerals are our carpet / hard surface floor cleaning, structure drying and dehumidifying hardware products, bridge expansion joints, structural and elastomeric bearings, and relatively small quatities of our nail polish, industrial woodfinishes products, wood protection application systems and assembled applicator systems used for dispensing polyurethanes and epoxies (“Scoped Products”). After conducting a Reasonable Country of Origin Inquiry (“RCOI”) of the relevant direct raw material suppliers of our Scoped Products and in accordance with Rule 13p-1 under the Securities Exchange Act (17 CFR 240.13p-1), we are filing this Conflict Minerals Report (“CMR”).

Part I.	Due Diligence

A.	RCOI

As part of our endeavors to improve efficiency and to continue to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and its Conflict Minerals provisions (the “Regulations”), we have a Conflict Minerals Policy (our “Policy”), which is publicly available at www.rpminc.com/ConflictMinerals/. Our Policy continues to require an initial procedure whereby all our manufacturing companies must identify which direct raw material suppliers in their supply chains during the relevant reporting period may have supplied them with material containing one or more conflict minerals (“Relevant Suppliers”). When required, a RCOI, as more fully described below, was conducted on all relevant materials from such Relevant Suppliers and the suppliers’ responses were reviewed.

Requests for information were sent to Relevant Suppliers either directly by the responsible representatives associated with the Scoped Products or through Assent Compliance (“Assent”), a third-party provider engaged by RPM. Assent has specific expertise in “conflict-minerals specific” supply-chain data management. Through mid-May 2019, the responsible representatives associated with the Scoped Products and Assent ensured that follow-up communications were directed at Relevant Suppliers who did not respond to initial inquiries, in order to help obtain maximum participation from all Relevant Suppliers. Due to the fact that the contract with Assent did not occur until after RPM began its conflict minerals information gathering for the 2018 reporting period, for this reporting period, RPM used a combination of direct communications by responsible representatives at RPM’s manufacturing companies for some of the Scoped Products and communications through Assent for other products. These communications were all conducted in an attempt to track the requests for information submitted to the Relevant Suppliers.

Regardless of the communication methods used, suppliers were asked to provide responses consistent with the information sought by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (hereinafter referred to as the “CMRT”). When an RPM manufacturing company’s responsible representative associated with the Scoped Products received a CMRT or other information from a supplier, that RPM representative uploaded that information to RPM’s internally-generated IT Interface previously developed by RPM. For responses submitted through Assent, Assent maintained that information and analyzed the data using data-management software and other information that is available to them.

The CMRT includes questions about each supplier’s conflict minerals policy and inquiries about each supplier’s RCOI or due diligence procedures related to conflict minerals sourcing. Furthermore, the CMRT requests the identification of known smelters used to process any disclosed conflict minerals.

B.	Due Diligence Conducted on the Scoped Products’ 3TG Minerals Chain of Custody

1.	Framework

RPM continues to refer to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Framework”) and applied that internationally recognized framework to conduct our due diligence efforts. That framework incorporated and included the RCOI procedures.

2.	Due Diligence Measures Performed

In accordance with the OECD Due Diligence Framework we incorporated the following measures during our due diligence of the Scoped Products:

a)

Policy: Based upon lessons learned after the Conflict Minerals process used for the calendar year 2013 and 2014 reporting periods, and based upon professional guidance received from subject-matter experts, in 2015 we revised our Policy to more effectively identify whether (1) we may have any conflict minerals in any of our products, and (2) if so, to identify whether any conflict minerals contained in our products originated from the Democratic Republic of Congo or its adjoining countries (“DRC Region”). The Policy is reviewed annually and revised when required. However, since 2015, any revisions have been largely non-substantive in nature and have not changed the two steps identified above. The Policy is applicable to all our subsidiaries and identifies the procedures each subsidiary must incorporate for internal communications, as well as communications with their suppliers and customers to ensure compliance with the Regulations. The Policy is publicly available at www.rpminc.com/ConflictMinerals/.

b)

Internal Management Structure: Compliance with the Policy is supervised by RPM’s Senior Director of Global Compliance. Details regarding other direct management and internal and external communication requirements are described in the Policy and under the RCOI section above, both of which are incorporated herein by reference.

c)

Controls, Transparency, Engagement with Suppliers and Customers: Due to our decentralized operations, the Policy requires each subsidiary company to first identify whether any of its direct raw material suppliers may have provided it with products containing a conflict mineral during the relevant reporting period. If so, then the subsidiary company must identify a person responsible to conduct the RCOI and due diligence for the subsidiary company and to communicate with that company’s identified suppliers and maintain close coordination with RPM’s Senior Director of Global Compliance regarding conflict minerals matters. Alternatively, for this reporting period, a subsidiary company’s responsible representative could choose to use Assent to assist with the due diligence. Use of Assent to collect information and conduct analysis does not relieve the subsidiary company’s responsible representative of the responsibility to conduct RCOI, if required, and therefore the subsidiary company’s responsible representative is ultimately responsible to coordinate with Assent and to understand the procedures and information provided by Assent. As the Scoped Products are finished products which are not used as direct raw materials by any of our known customers, follow-on engagement with relevant customers was not a factor during the 2018 reporting period.

d)

Company Level Grievance Mechanism: The Policy is applicable to all our subsidiary companies, and therefore any violation of the Policy may be reported by anyone in accordance with our Values & Expectations of 168, which is RPM’s Code of Business Conduct and Ethics (the “Code”). Options for disclosure under the Code include, but are not limited to, contacting RPM’s Hotline where permitted by law. Additionally, the Policy requires the subsidiary company’s responsible representative to report to RPM’s Senior Director of Global Compliance any non-responsive suppliers if that information is not otherwise available to him. The Code is publicly available at www.rpminc.com/about-rpm/worldwide-code-guidelines/ and instructions for the Hotline are available at www.rpminc.com/hotline/.

e)

Identification and Assessment of Risk in the Supply Chain: Based upon the relatively small number of Scoped Products as compared to the rest of our product lines, as well as the relatively small percentage of the global supply of conflict minerals originating from the DRC Region, we continue to believe that the risk that any suppliers are providing any conflict minerals to us that benefit the conflict in the DRC Region is remote. However, pursuant to our Policy and as part of the RCOI process, we and Assent asked Relevant Suppliers to respond to the CMRT questions. Therefore, during the RCOI process, Relevant Suppliers are asked to answer questions designed to determine whether they in fact provide non-recycled/non-scrap tin, tantalum, tungsten or gold (“3TG Minerals”) to our subsidiary companies and if so, whether they know from which smelters their 3TG Minerals have been processed. Relevant Suppliers are also asked to identify what, if any, conflict free policies and due diligence procedures they have in place. Questions related to smelters and to their due diligence procedures are required as part of applicable post-RCOI due diligence requirements, and are asked along with the RCOI questions in order to expedite due diligence process and limit the volume of required communications with any individual supplier who may have provided 3TG Minerals that may be contained in a Scoped Product.

f)

Design to Respond to Identified Risks: Through Assent’s analysis and direct communications by our subsidiary companies’ responsible representative with Relevant Suppliers, we have procedures whereby responses from Relevant Suppliers can be identified if a response rises to the level that causes someone to believe that a 3TG Mineral from the DRC Region could be contained in one of our products. When that occurs, review of the entirety of the due diligence portion of the questionnaire submitted by the Relevant Supplier is evaluated by Assent, an RPM representative or the relevant subsidiary company’s conflict minerals representative, and if needed, the Relevant Supplier will be contacted in order to clarify answers and to further identify smelters, the chain of custody of the direct material and to attempt to determine whether any mineral may have benefited the conflict in the DRC Region. Furthermore, in accordance with the Policy, any non-responsive suppliers may be ultimately considered by management of any applicable subsidiary for actions designed to mitigate any future risks of non-compliant behavior by a supplier that is related to conflict minerals.

g)

Follow-up with Relevant Suppliers: During the RCOI process we received written responses from many Relevant Suppliers of direct materials used to manufacture our Scoped Products. We used the due diligence measures described above with respect to these suppliers. Specifically, we, either directly or through Assent, reviewed the answers to all questions from the original questionnaires answered by those suppliers. As has been the case previously, a few suppliers identified smelters they believed may source from the DRC Region. However, it was difficult to determine whether the response from these suppliers was product-specific and exclusively covered products purchased by us, or whether it applied to the full spectrum of products such suppliers manufacture or sell. In fact, Assent’s initial inquiry to the suppliers requests CMRTs for the entire company. It is not until after a smelter is identified that may not be conflict free and sources from the DRC region, that Assent will inquire further in an attempt to determine whether the smelters in question specifically relate to the raw materials purchased by us. Therefore, it was not possible to determine whether the declarations of possible sourcing from the DRC Region were connected to any of our Scoped Products.

3.	Independent Private Sector Audit

Based upon SEC guidance, an independent private sector audit of the due diligence framework conducted by us is not required for this CMR.

4.	Risk Mitigation/Future Due Diligence Measures

We continue to use an internally created IT Interface that we first used for the 2013 reporting period for some of the Scoped Products. However, although it remains the case that only a relatively small number of our products are Scoped Products as RPM grows the number of Scoped Products gradually increases. Therefore, for this reporting period Assent assisted us with RCOI and due diligence for some of the Scoped Products and we are evaluating whether expansion of the use of Assent is an efficient and effective approach for upcoming reporting periods. However, regardless of what processes we use, and as has been historically demonstrated since the 2013 reporting period, the information gathering process and the consolidation of collected information from suppliers is difficult and obtaining meaningful and relevant answers from suppliers is a cumbersome process.

A recurrent issue that we continue to attempt to mitigate is that many suppliers continue to be overburdened with the type, detail and number of inquiries, and therefore they continue to provide a “company-wide” response to specific inquiries (i.e., they provide responses that cover all of their products combined rather than specific responses for the distinct products sold to our subsidiary companies). Consequently, these suppliers have difficulty and are often reluctant to address specific questions related to a particular product purchased from them. For these suppliers, many of which are distributors and not manufacturers, responses indicating that 3TG Minerals are present and may have come from the DRC region only identify that one or more of their products may have Conflict Minerals implications, but such responses do not identify whether any one or more of the materials they supplied to us contains 3TG Minerals. In effect, these suppliers “over report” the existence of a 3TG Mineral and often identify smelters that may have no connection to direct raw materials we purchased from them. Therefore, such responses are not very informative or helpful. As in the past we continue to educate these suppliers and engage the purchasing representatives from our subsidiary manufacturers who have Relevant Suppliers to facilitate that education. However, education alone may be insufficient. In some instances these suppliers are not located within the U.S. and may feel as though the law is wholly inapplicable to them, are not manufacturers, deal with hundreds of suppliers and manufacturers themselves, and/or are unfamiliar with the reporting obligations of publicly traded companies in the U.S.

Part II.	Information Known Regarding Chain of Custody of Scoped Products

As a result of the due diligence conducted on the Scoped Products as described in Part I, the following relevant information is provided:

A.3TG Minerals: Tin, Tantalum, Gold and Tungsten were all identified by Relevant Suppliers.

B.Smelters and Origin: Smelters Identified to by Relevant Suppliers.1

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	African Gold Refinery	UGANDA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corporation	JAPAN

Gold	Asahi Refining Canada Limited	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Aurubis AG	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the P	PHILIPPINES

Gold	Bauer Walser AG	GERMANY

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery—Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux SA	SWITZERLAND

[1]

Assent provided relevant Smelter Validation Reports and under those reports it identified what it categoraizes as “non-legitimate” entries which are defined as “entries that have not been verified to be legitimate smelters/refiners or legitimate data.” Smelter entries provided by our suppliers to Assent that are categorized as non-legitimate entreis are not listed in this CMR.

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Faggi Enrico S.p.A.	ITALY

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang SmelTing Co., Ltd.	CHINA

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous SmelTing Co., Ltd	CHINA

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Italpreziosi	ITALY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Company Limited	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plan	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys SmelTing LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	L’Orfebre S.A.	ANDORRA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Marsam Metals	BRAZIL

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and SmelTing Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Royal Canadian Mint	CANADA

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Safimet S.p.A	ITALY

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Duoluoshan	CHINA

Tantalum	E.S.R. Electronics	UNITED STATES

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili bran	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck SmelTing GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp	UNITED STATES OF AMERICA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and SmelTing Co., Ltd.	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk	RUSSIAN FEDERATION

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA

Tantalum	Ulba	KAZAKHSTAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cemented Carbide	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	China Yunnan Tin Co Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooper Santa	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV JusTindo	INDONESIA

Tin	CV Nurjanah	INDONESIA

Tin	CV Prima Timah Utama	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United SmelTing	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minera	VIET NAM

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Elmet S.L.U. (Metallo Group)	SPAIN

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondonia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zi-Li	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal SmelTing Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Jiangxi Nanshan	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Linwu Xianggui Smelter Co	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia SmelTing Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	OMSA	BOLIVIA

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Phoenix Metal Ltd.	RWANDA

Tin	Pongpipat Company Limited	MYANMAR

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Seirama Tin investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Tambang Timah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	Thaisarco	THAILAND

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Yunnan Chengfeng	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. Tungsten Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu FerroTungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Non-ferrous Metals SmelTing Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck SmelTing GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Lt	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA